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                                                                       EXHIBIT 5

                 [SHAW, PITTMAN, POTTS & TROWBRIDGE LETTERHEAD]

                               September 23, 1996


Snyder Communications, Inc.
6903 Rockledge Drive
15th Floor
Bethesda, Maryland  20817

Ladies and Gentlemen:

         We have acted as counsel for Snyder Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration of 8,970,000 shares (including 1,170,000 shares to cover the underwriters' over-allotment options, if exercised) (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (No. 333-7495) (the "Registration Statement"), and with the proposed sale of the Shares to the public through certain underwriters. Of the maximum of 8,970,000 Shares of Common Stock to be offered and sold, 4,038,162 Shares are to be offered by the Company on a firm commitment underwritten basis, 3,761,838 Shares are to be offered by Gerald S. Snyder (the "Selling Stockholder") on a firm commitment underwritten basis, and 1,170,000 Shares will be offered by certain other stockholders of the Company (the "Over-Allotment Selling Stockholders," and, collectively with the Selling Stockholder, the "Selling Stockholders") pursuant to 30-day options granted by the Over-Allotment Selling Stockholders to the underwriters solely to cover over-allotments.

         Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and the Selling Stockholders and such other instruments as we have deemed necessary, and upon the laws as presently in effect, we are of the opinion that:

         1. The shares of Common Stock to be offered by the Company pursuant to the Registration Statement have been duly authorized for issuance by the Company and, upon issuance and delivery in accordance with the terms of the purchase agreements referred to in the Registration Statement, will be fully paid and non-assessable.





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Snyder Communications, Inc.
September 23, 1996
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         2.       The shares of Common Stock of the Company to be offered by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and, upon issuance and delivery in accordance with the exchange agreement referred to in the Registration Statement will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement.



                                        Sincerely,

                                        /s/ SHAW, PITTMAN, POTTS & TROWBRIDGE

                                        Shaw, Pittman, Potts & Trowbridge